Exhibit 10.1

EXECUTION COPY

CONSENT, WAIVER AND SECOND AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This CONSENT, WAIVER AND SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Second Amendment”) is made as of this 13th day of July, 2022, by and among:

SANTANDER BANK, N.A., a national bank having a place of business at 28 State Street, Boston, Massachusetts 02109 (the “Lender”);

JANEL GROUP, INC., a New York corporation (“Janel”), EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC, a Texas limited liability company (“ELFS”) and ELFS BROKERAGE LLC, a Texas limited liability company (“ELFS Brokerage”, and together with Janel and ELFS, individually and collectively, and jointly and severally referred to herein as “Borrower”).

JANEL CORPORATION, a Nevada corporation (“Parent”) and EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC, an Oklahoma limited liability company (“ELFS OK, and together with Parent, each, a “Loan Party Obligor” and collectively, the “Loan Party Obligors”)

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrower and the Loan Party Obligors and the Lender entered into that certain Amended and Restated Loan and Security Agreement dated as of September 21, 2021 (together with any further modifications, amendments, and restatements thereof, the “Agreement”);

WHEREAS, the Borrower and the Loan Party Obligors have requested that the Lender modify and amend certain terms and conditions of the Agreement; and

WHEREAS, the Lender has agreed to modify and amend certain terms and conditions of the Agreement, all as provided for herein.

NOW, THEREFORE, it is hereby agreed among the parties hereto as follows:

1.	Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

2.	Amendments to Agreement.

a.	Schedule A of the Agreement (Description of Certain Terms) is hereby deleted in its entirety and replaced with Schedule A attached hereto.

b.	Schedule B of the Agreement (Definitions) is hereby amended as follows:

i.	By inserting the following new definitions in their correct alphabetical order:

A)	“Bridge Loan” means that certain Loan evidenced by the Bridge Loan Note.

B)
“Bridge Loan Funding Date” means the date the Bridge Loan is funded by the Lender following satisfaction of all conditions set forth in Section 1.6 applicable to the funding of the Bridge Loan (including, without limitation, Section 1.6(d)).

C)
“Bridge Loan Maturity Date” means the earlier to occur of (i) twenty (20) Business Days following the Bridge Loan Funding Date, as such date may be accelerated in accordance with the terms of this Agreement, and (ii) the date of funding of the Rubicon Dividend.

D)
“Bridge Loan Note” means that certain Term Loan Note dated as of the Bridge Loan Funding Date in the original principal amount equal to the lesser of (i) $12,000,000  and (ii) the Rubicon Dividend, made payable by Parent in favor of the Lender, which Term Loan Note shall be substantially in the form of Exhibit A to the Second Amendment.

E)	“Limited Conditionality Provisions” has the meaning given that term in the Commitment Letter dated July 1, 2022 by the Lender in favor of the Loan Party Obligors with respect to the Second Amendment.

F)	“Rubicon” means Rubicon Technology, Inc., a Delaware corporation.

G)
“Rubicon Acquisition” means the acquisition by Parent of up to forty-five percent (45%) of the outstanding Rubicon Shares in accordance with the provisions of this Agreement and the Rubicon Acquisition Documentation.

H)
“Rubicon Acquisition Documentation” means (i) the Rubicon SPA, and (ii) the Rubicon Tender Offer Documentation, in each case, together with any other documents executed and delivered in connection therewith.

I)	“Rubicon Dividend” means the dividend to be paid by Rubicon to Parent in an amount not less than $11.00 per share, the proceeds of which shall be used to repay the Bridge Loan in full.

J)	“Rubicon Shares” has the same meaning as the term “Shares” as defined in the Rubicon Acquisition Documentation.

K)	“Rubicon SPA” means that certain Stock Purchase and Sale Agreement dated as of July 1, 2022 by and among Parent, as “Purchaser”, and Rubicon, as “Company”.

L)
“Rubicon SPA Representations” mean the representations and warranties made by or on behalf of Rubicon in the Rubicon SPA, as are material to the interests of the Lender, but only to the extent that Parent has the right to terminate its obligations (or to refuse to consummate the Rubicon Tender Offer) under the Rubicon SPA as a result of a breach of any of such representations and warranties.

M)	“Rubicon Tender Offer” means the tender offer made by Parent pursuant to the Rubicon Tender Offer Documentation.

N)
“Rubicon Tender Offer Documentation” means (i) that certain Tender and Voting Agreement dated as of July 1, 2022 with each of Bandera Master Fund, L.P., Aldebaran Capital, LLC, Sententia Capital Management LLC and Poplar Point Capital Management, LLC, who are principal stockholders of Rubicon (the “Tender Agreement”) , and (ii) that certain tender offer statement filed by Parent with the Securities and Exchange Commission and in each case, together with any other documents executed and delivered in connection therewith.

O)
“Second Amendment” means that certain Consent, Waiver, and Second Amendment to Amended and Restated Loan and Security Agreement dated as of the Second Amendment Effective Date by and among the Lender, the Borrower and the Loan Party Obligors.

P)
“Second Amendment Dividend” means the dividend paid by Janel to Parent in the amount of $2,500,000 on or about the Bridge Loan Funding Date, the proceeds of which shall be used to fund a portion of the Rubicon Acquisition costs.

Q)	“Second Amendment Effective Date” means July 13, 2022.

R)
“Second Amendment Specified Representations” means the representations and warranties made by the Loan Party Obligors as of the Bridge Loan Funding Date pursuant to the following provisions of this Agreement: Section 5.1 (Existence and Authority); Section 5.6(g) (margin stock); Section 5.9(b) (solvency); Section 5.24 (Patriot Act); Section 5.25 (OFAC); and Section 5.26 (Government Regulation).

ii.	The following definitions are hereby amended as follows:

A)	The definition of “Obligations” is hereby amended by inserting the following provision at the end thereof:

For avoidance of doubt, the Bridge Loan is an Obligation.

c.	Section 1.1 of the Agreement (Amount of Loans / Letters of Credit) is hereby amended by adding the following paragraph to the end thereof:

“Bridge Loan.  Subject to the terms and conditions contained in this Agreement (including, without limitation, satisfaction of the applicable conditions set forth in Section 1.6), on or before September 15, 2022, the Lender agrees to make the Bridge Loan in a single draw upon at least three (3) Business Days’ prior written notice from the Company, which Bridge Loan, once made, shall constitute a Loan hereunder.  Such written notice shall specify (i) the requested date of funding (which shall be a Business Day), (ii) the amount of the Bridge Loan requested, (iii) the proposed amount of the Rubicon Dividend, and (iv) instructions as to the Deposit Account of Parent maintained with Lender into which the proceeds of such Bridge Loan shall be funded.”

d.	Section 1.6 of the Agreement (Conditions of Making the Loans and Issuing Letters of Credit) is hereby amended by adding the following clause (d) to the end thereof:

(d)          Bridge Loan.  With respect to the Bridge Loan, in addition to the conditions specified in clause (b) above, as applicable:

(i)	Borrower shall have provided to Lender complete, correct and duly executed copies of the Rubicon Acquisition Documentation, as amended and in effect on the Bridge Loan Funding Date;

(ii)
the Rubicon Tender Offer shall be consummated prior to or substantially contemporaneously with the funding of the Bridge Loan in all material respects in accordance with the Rubicon Acquisition Documentation as in effect on July 1, 2022 (in each case without any waiver, amendment, modification or supplement thereof by Parent or any of its affiliates or any consent or election thereunder by Borrower or any of its affiliates (any one of the foregoing, a “Modification”) that, in any such case, is material and adverse to the Lender without the prior written consent of the Lender (not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that any Modification that results in a change to the definition of the term “Company Material Adverse Effect” or a change to, or waiver of, Section 2.6(a) or Section 5.10 of the Rubicon SPA (as in effect on July 1, 2022), in each case shall be deemed to be materially adverse to Lender);

(iii)
the Rubicon Dividend shall have been duly authorized by Rubicon and, upon the Effective Time (as defined in the Rubicon SPA), all conditions to the declaration and payment of the Rubicon Dividend shall have been satisfied;

(iv)
the Rubicon SPA Representations shall be true and correct to the extent required by the Limited Conditionality Provisions, and the Second Amendment Specified Representations shall be true and correct in all material respects (or in all respects, if separately qualified by materiality); and

(v)	Lender shall have received, in form and substance satisfactory to Lender and duly executed by Parent, the Bridge Loan Note.

e.	Section 1.7 of the Agreement (Repayments) is hereby amended by adding the following clause (c) to the end thereof:

(c)          All outstanding monetary Obligations with respect to the Bridge Loan (including all accrued and unpaid interest and fees, if any) shall be payable in full on the Bridge Loan Maturity Date.  It is the intention of the Lender and the Loan Party Obligors that the Bridge Loan shall be repaid with the proceeds of the Rubicon Dividend. The Loan Party Obligors shall (i) promptly advise the Lender when the Rubicon Dividend has been funded, and (ii) cause the proceeds thereof (in the amount required by this subclause (c)) to be transferred by Rubicon directly to the Lender to applied in payment in full of the Bridge Loan.

f.	Section 2.1 of the Agreement (Interest) is hereby amended by adding the following paragraph to the end thereof:

Notwithstanding the foregoing, interest on the outstanding principal balance of the Bridge Loan shall accrue as provided for in the Bridge Loan Note.

g.	Section 2.3 of the Agreement (Payment of Interest) is hereby amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, interest with respect to the Bridge Loan shall be due and payable in accordance with the Bridge Loan Note.

h.	Section 5.13 of the Agreement (Use of Proceeds) is hereby amended by inserting the following provision at the end thereof:

Notwithstanding the foregoing, the proceeds of (i) the Bridge Loan, and (ii) the Second Amendment Dividend, shall be used to fund a portion of the purchase price and costs incurred in connection with the Rubicon Acquisition.

3.
Waivers and Consents.  The Loan Party Obligors have requested that the Lender provide the following waivers (the “Waivers”) and consents (the “Consents”) related to the Rubicon Acquisition, and the Lender has agreed to provide such Waivers and Consents, but only on the terms and conditions set forth herein:

a.	Rubicon Acquisition. The Lender hereby consents to Parent consummating the Rubicon Acquisition and hereby waives any Event of Default that would occur as a result of the consummation thereof.

b.	Second Amendment Dividend. The Lender hereby consents to the Second Amendment Dividend and hereby waives any Event of Default that would occur as a result of the making thereof.

c.
One Time Waiver and Consent. The foregoing Waivers and Consents are a one-time Waivers and Consents and relate solely to the Rubicon Acquisition and the Second Amendment Dividend, respectively, and shall not be deemed to constitute an agreement by the Lender to consent to or waive any other provision of the Loan Agreement (i) in the future, or (ii) which do not relate to either of the Rubicon Acquisition or Second Amendment Dividend.

d.
Limitation on Waivers and Consents.  Notwithstanding the foregoing, if the Rubicon Acquisition is not consummated in accordance with the Rubicon Acquisition Documentation as in effect on July 1, 2022 (in each case without any Modification that is material and adverse to the Lender without the prior written consent of the Lender (not to be unreasonably withheld, conditioned or delayed)) on or before September 15, 2022, each of the Waivers and Consents shall automatically be rescinded as of such date and of no force or effect.

4.	Representations Regarding the Rubicon Acquisition. The Loan Party Obligors hereby warrant and represent to the Lender, as of the Second Amendment Effective Date, as follows:

a.	The Loan Party Obligors have delivered to the Lender complete, correct and duly executed copies of the Rubicon SPA and the Tender Agreement, in each case including all schedules and exhibits thereto.

b.	To the best knowledge of the Loan Party Obligors, the Rubicon SPA Representations are true and correct in all material respects (or in all respects, if separately qualified by materiality).

5.
Ratification of Loan Documents/Waiver.  Except as provided for herein, all terms and conditions of the Agreement or the other Loan Documents remain in full force and effect.  Each Loan Party Obligor each hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein (including, without limitation, (i) with respect to the Disclosure Schedule, and (ii) representations and warranties set forth in Section 5.11 of the Agreement, each of which the Loan Party Obligors represent and warrant is true and correct as of the date hereof) and acknowledges and agrees that the Obligations, as amended hereby, including, for the avoidance of doubt, the Bridge Loan, are and continue to be secured by the Collateral.  Each Loan Party Obligor acknowledges and agrees that each such Loan Party Obligor does not have any offsets, defenses, or counterclaims against the Lender arising out of the Agreement or the other Loan Documents, and to the extent that any such offsets, defenses, or counterclaims arising out of the Agreement or the other Loan Documents may exist, each such Loan Party Obligor hereby WAIVES and RELEASES the Lender therefrom.

6.
Amendment Fee.  In consideration of the Lender’s agreement to enter into this Second Amendment, the Loan Party Obligors hereby acknowledge that the Lender has earned an amendment fee in the amount of $60,000 (the “Amendment Fee”) in accordance with the commitment letter dated as of July 1, 2022 by and among the Lender and the Loan Party Obligors (the “Commitment Letter”).  The Amendment Fee has been fully earned as of the date of the Commitment Letter and shall not be subject to refund or rebate under any circumstance.

7.	Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:

a.
This Second Amendment and the Fifth Amended and Restated Revolving Credit Note shall have been duly executed and delivered by the respective parties hereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

b.
The Lender shall have received, in form and substance satisfactory to the Lender and duly executed by the parties thereto, a Fourth Amendment and Ratification of Debt Subordination Agreement with First Merchants Bank whereby the amount of Senior Debt (as defined therein) is increased from $31,500,000 to $47,000,000; provided however, that such cap shall be reduced by the amount of the Bridge Loan upon repayment in full thereof.

c.	The Borrower shall have paid to the Lender the Amendment Fee and all other fees and expenses then due and owing pursuant to the Agreement and this Second Amendment.

d.
The Lender shall have received customary opinions; corporate documents and officers’ certifications; organizational documents; customary evidence of authorization to enter into this Second Amendment; and good standing certificates in jurisdictions of formation/organization (to the extent such a certificate exists in the applicable jurisdiction) of the Loan Party Obligors.

e.
The Lender shall have received (a) audited consolidated balance sheets and related statements of income, comprehensive income, stockholder’s equity and cash flows of each of the Loan Party Obligors and their consolidated subsidiaries and Rubicon and its consolidated subsidiaries for the fiscal years ended December 31, 2019, December 31, 2020 and December 31, 2021 (and the Lender hereby acknowledges receipt of such audited financial statements) and (b) unaudited consolidated balance sheets and related statements of income, comprehensive income and cash flows of each of the Loan Party Obligors and their consolidated subsidiaries and the Target and its consolidated subsidiaries for each fiscal quarter (other than any fourth fiscal quarter) ended after December 31, 2021 and at least 40 days prior to the Second Amendment Effective Date (and the Lender hereby acknowledges receipt of such unaudited financial statements as of and for the fiscal quarters ended March 31 and, June 30, 2022).

8.
Conditions Subsequent to Effectiveness.  As an inducement to Lender to (i) provide the increase in the Maximum Revolving Facility Amount contemplated hereby, (ii) fund the Bridge Loan on the Bridge Loan Funding Date, and (iii) otherwise agree to the effectiveness of this Second Amendment, the Loan Party Obligors agree that, in addition to all other terms, conditions and provisions set forth in this Second Amendment and the other Loan Documents, the Loan Party Obligors shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto; it being understood that the failure by the Loan Party Obligors to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an immediate Event of Default under the Loan Agreement.

a.
Within five (5) Business Days of the Bridge Loan Funding Date, the Offer Closing (as defined in the Rubicon SPA) shall have occurred in accordance with the Rubicon SPA (in each case without Modification that, in any such case, is material and adverse to the Lender without the prior written consent of the Lender (not to be unreasonably withheld, conditioned or delayed)).

b.
Within twenty (20) Business Days of the Bridge Loan Funding Date, Parent shall have received proceeds of the Rubicon Dividend in an amount not less than the outstanding principal amount of the Bridge Loan.

9.	Miscellaneous.

a.
This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

b.	The provisions of Section 10.15 (Governing Law) and 10.16 (Consent to Jurisdiction; Waiver of Jury Trial) are specifically incorporated herein by reference.

c.
This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

d.
Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment.

e.
The Borrower shall pay on demand all costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Second Amendment.

f.
The Loan Party Obligors each warrants and represents that such Person has consulted with independent legal counsel of such Person’s selection in connection with this Second Amendment and is not relying on any representations or warranties of the Lender or its counsel in entering into this Second Amendment.

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IN WITNESS WHEREOF, the parties have hereunto caused this Second Amendment to be executed and their seals to be hereto affixed as of the date first above written.

LENDER

SANTANDER BANK, N.A.

By:	/s/ Jennifer Baydian
Name:	Jennifer Baydian
Its:	Senior Vice President

[Signature Page to Second Amendment to Amended and Restated Loan and Security Agreement]

BORROWERS

JANEL GROUP, INC., a New York corporation, as Borrower

By:	/s/ William J. Lally
Name:	William J. Lally
Its:	President

EXPEDITED LOGISTICS AND FREIGHT SERVICES LLC, a Texas limited liability company, as Borrower

By:	/s/ William J. Lally
Name:	William J. Lally
Its:	Vice President

ELFS BROKERAGE LLC, a Texas limited liability company, as Borrower

By: Janel Group, Inc., its Manager

	By:	/s/ William J. Lally
	Name:	William J. Lally
	Its:	President

[Signature Page to Second Amendment to Amended and Restated Loan and Security Agreement]

LOAN PARTY OBLIGORS

JANEL CORPORATION, a Nevada corporation, as a Loan Party Obligor and Term Loan Borrower

By:	/s/ Dominique C. Shulte
Name:	Dominique C. Schulte
Its:	President

EXPEDITED LOGISTICS AND FREIGHT SERVICES LLC, an Oklahoma limited liability company, as a Loan Party Obligor

By:	Expedited Logistics and Freight Services LLC, a Texas limited liability company, its sole member

	By:	/s/ William J. Lally
	Name:	William J. Lally
	Its:	Vice President

[Signature Page to Second Amendment to Amended and Restated Loan and Security Agreement]

Schedule A

Description of Certain Terms

1. Loan Limits for Revolving Loans and Letters of Credit:
(a) Maximum Revolving Facility Amount:	$35,000,000
(b) Accounts Advance Rate:	85%
(c) Foreign Accounts Sublimit:	$4,500,000
(d) Letter of Credit Limit:	$3,000,000
2. Interest Rates:
(a) Base Rate Loans:	Base Rate (for avoidance of doubt, the applicable margin is found in the definition of “Base Rate”).
(b) SOFR Rate Loans:	SOFR Rate plus SOFR Adjustment plus SOFR Rate Margin
3. Maximum Days re Eligible Accounts:
(a) Maximum days:	More than ninety (90) days from invoice date and sixty (60) days from due date

4. Maturity Date:	September 21, 2026

Exhibit A

Form of Bridge Loan Note

[see attached]

3187131.11